SCHEDULE 14 C INFORMATION
Information Statement Pursuant to Section 14(c)of the Securities and Exchange Act of 1934

Check the appropriate box:
[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
    (d)(2))
[X]  Definitive Information Statement

DIATECT INTERNATIONAL CORPORATION
(Name of Registrant as Specified in Charter)

JOHN C. THOMPSON & ASSOCIATES, LLC
 (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies: n/a

(2)  Aggregate number of Securities to which transaction applies: n/a

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              No fee required per Rule 0-11(c)(1)(ii)

(4)  Proposed maximum aggregate value of transaction: n/a

(5)  Total fee paid: n/a

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0_11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:  N/A

(2)  Form, Schedule or Registration Statement No.: N/A

(3)  Filing: N/A

(4)  Date: N/A


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Definitive Information Statement
Dated: October 25, 2002

                      Diatect International Corporation

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 2002

TO THE SHAREHOLDERS OF DIATECT INTERNATIONAL, INC.

     A special meeting of the shareholders (the "Special Meeting") of Diatect International Corporation (the "Company"), will be held at the Company's offices, located at 875 South Industrial Parkway, Heber City, Utah 84032, on November 20, 2002, at 10:00 a.m., Mountain Daylight Time, to:

  1. Elect the following as directors of the Company: Jay W. Downs, John L. Runft, M. Stewart Hyndman, David H. Andrus, John H. Zenger, Michael P. McQuade, Frank S. Priestley, Robert E. Crouch.

  2. Approve the increase in authorized capitalization from 50,000,000 shares of common stock to 100,000,000 shares of common stock;

  3. Approve the 2002 Stock Option and Award Plan;

  4. Ratify the selection of Williams & Webster as the Company's auditors; and

  5. Approve such other matters as may be presented for a vote at the shareholders' meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ABOVE PROPOSALS WHICH ARE DESCRIBED IN MORE DETAIL IN THE ACCOMPANYING INFORMATION STATEMENT.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 15, 2002 (THE "RECORD DATE"), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES HAVE INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER. ALTHOUGH MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, SHAREHOLDERS MAY BE PRESENT AT THE SPECIAL MEETING AND VOTE THEIR SHARES IN PERSON OR BY PROXY. MANAGEMENT DOES, HOWEVER, ENCOURAGE ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Jay W. Downs, President

Heber City, Utah
October 25, 2002

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Diatect International Corporation
875 S Industrial Parkway
Heber City, Utah 84032

INFORMATION STATEMENT

     This Information Statement is furnished to shareholders of the Company in connection with a Special Meeting to be held at the Company's offices, located at 875 South Industrial Parkway, Heber City, Utah 84032, on November 20, 2002, at 10:00 a.m., Mountain Daylight Time, to:

  1. Elect the following as directors of the Company: Jay W. Downs, John L. Runft, M. Stewart Hyndman, David H. Andrus, John H. Zenger, Michael P. McQuade, Frank S. Priestley, Robert E. Crouch.

  2. Approve the increase in authorized capitalization from 50,000,000 shares of common stock to 100,000,000 shares of common stock;

  3. Approve the 2002 Stock Option and Award Plan;

  4. Ratify the selection of Williams & Webster as the Company's auditors; and

  5. Approve such other matters as may be presented for a vote at the shareholders' meeting.

MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, HOWEVER SHAREHOLDERS MAY BE PRESENT AT THE SPECIAL MEETING AND VOTE THEIR SHARES IN PERSON OR BY PROXY. MANAGEMENT ENCOURAGES ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON. THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT OCTOBER 25, 2002 TO ALL SHAREHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETING.

     Only holders of record of 43,111,535 shares of Common Stock outstanding as of the Record Date are entitled to vote at the Special Meeting. Each shareholder has the right to one vote for each share of Common Stock owned. Cumulative voting is not provided for. Holders of more than 50% of the 43,111,535 shares of Common Stock outstanding must be represented at the Special Meeting to constitute a quorum for conducting business. Approval of the proposals discussed above requires the affirmative vote of a majority of issued and outstanding shares of Common Stock.

     The Company's officers, directors, and principal shareholders owning or controlling, in the aggregate, greater than 50% of the issued and outstanding shares of Common Stock on the Record Date have indicated their intention to vote in favor of the proposals. Accordingly, the proposals will be approved without the affirmative vote of any other shares.


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PROPOSAL NO. 1 ELECTION OF BOARD OF DIRECTORS

     The names of the Company's current executive officers and directors and the positions held by each of them are set forth below:

Name                Age   Position               Director or Officer Since
----                ----  --------               -------------------------
Jay W. Downs          54  Director                      March 1999
                          President                     September 2001
                          Chairman of the Board         September 2001
John L. Runft         64  Director                      February 1995
M. Stewart Hyndman    46  Director                      December 1997
David H. Andrus       37  Director                      July 2001
                          Vice-President                September 2001
John H. Zenger        67  Director                      December 2001
Michael P. McQuade    46  Director                      May 2002
Frank S. Priestley    52  Director                      Oct 2002
Robert E. Crouch      45  Director                      Oct 2002
Margie A. Humphries*  52  Secretary                     Oct 2002

* On October 18, 2002, John L. Runft tendered his resignation as our Secretary. The board of directors appointed Margie Humphries as our new Secretary, effective the same day.

    The Company's officers and directors have served in such positions since the dates indicated above. The following persons have been nominated for election as directors of the Company: Jay W. Downs, John L. Runft, M. Stewart Hyndman, David H. Andrus, John H. Zenger, Michael P. McQuade, Frank S. Priestley, Robert E. Crouch.

     Certain biographical information with respect to such persons is set forth below. Each director, if elected by the shareholders, will serve until the next annual meeting and until his or her successor is duly elected and qualified. Vacancies on the board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without further action by the stockholders.

 The Company is intending to establish a standing audit committee made up of a majority of independent directors. The company has a nominated, executive compension committee, members have been appointed by the board of directors. The board of directors has regularly scheduled meetings, and has held 5 meetings during the past twelve months at which all the members of the board have been present, except for the last two meetings which Mr. Zenger could not attend.

Biographical Information on Nominees
------------------------------------
Jay W. Downs joined the Board of Directors in 1999 and assumed the post of President and Board Chairman in September, 2001 when Herb Henderson retired. Jay has over 30 years experience in Sales and Market planning. He is a leader and engenders respect and loyalty from all those who work with him. He thinks and has the ability to negotiate successfully without alienating his opponent. Jay spent 10 years in the institutional food sales & supply business and then operated his own insurance brokerage which developed and marketed complete employee benefit packages throughout the U.S. with over 700 field representatives serving 40 states. In 1992, at the request of the Company, Jay

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and his family spent six months in Kenya learning the pyrethrum business in detail and establishing relationships with the Kenya Pyrethrum Board. He spent three years consulting and formulating a market plan for the company. He then established and operated a successful full line mortgage banking business serving Utah, Idaho, Wyoming, and Colorado which he gave up in 2000, when he was appointed Senior Vice President of Diatect International.

John L. Runft has been practicing law since 1965, emphasizing business organizations and litigation. He received his BA from Albertson's College of Idaho in 1962, and his J.D. from the University of Chicago School of Law in 1965 John is a member of the Idaho Bar,and has appeared as lead counsel in litigation or appeals before the United States Court of Appeals for the Federal Circuit, and the United States Supreme Court. He is a member of the Board of Litigation of the Mountain States Legal Foundation, is a member of the Idaho Law Foundation, served as a Director of the Idaho Community Foundation (1989-1996), and has served as Civilian Aide to the Secretary of the Army of the United States for the State of Idaho (1988-1996).

M. Stewart Hyndman is the President of Magic Miles Ltd, Inc., Meridan, Idaho, an export trading company established in 1995 specializing in the export of agricultural commodities and industrial products. Following his graduation from the University of Idaho, Stewart has continued to play an active role in industry, agriculture, marketing and business development.

David H. Andrus began an affiliation with Diatect in 1992. Dave served in the U.S. Marine Corps for 10 years in the logistics and intelligence field, and was medically retired in 1991. He formed Venture Creations which performed contract research and development for EnviroGuard (now Diatect). As R&D project manager, Dave supervised extensive field trials of the Diatect Insect Control within the poultry industry and for Fireant concerns in that region. In 1998, Dave became manager of National Diatect, a distributor of Diatect insecticides (later acquired by us). As technical manager for Diatect, Dave was responsible for all field studies of our product, and was instrumental in our transition from research and development to commercialization. Since August 2001, Dave has served as Vice-president of Operations and was appointed a director.

John H. (Jack) Zenger, B.S. Psychology, BYU 1953, MBA, UCLA 1959, PHD Business Administration, USC 1974. Jack has extensive experience as a management consultant and in personnel administration, having been V.P. Human Resources at Syntex Corp for 11 years and a VP of Times Mirror and in charge their Training Company for 5 years. He has been actively engaged in community affairs in Palo Alto, Calif and here in Midway, Utah.

Michael P. McQuade, B.S. Biology, Virginia Polytechnic 1979, Doctor of Dental Surgery, Virginia Commonwealth University, 1983. Since 1987, Michael has had his own private dental practice in Richmond, Virginia. From 1983 to 1985, he worked as an associate dentist for Ford Johnson, DDS, in Richmond. From 1994 to 1997, he acted as an independent broker of oil and gas fields. From 1993 to the present, he has been developing property in the Richmond, Virginia area. From 1991 to the present, he has been president of the Courthouse Road Landowner's Association in Richmond. From 1985 to 1989, he worked for Strategic Land Investment of Richmond, Virginia, identifying acquisition properties and determining infrastructure availability.

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Frank S. Priestly, joined the Board of Directors on October 18, 2002.  He has been in the farming business in Idaho since 1970. He currently serves as President of the Idaho Farm Bureau Federation, Farm Bureau Finance Co., Agricultural and Educational Research Foundation and the Farm Bureau Insurance Companies of Idaho. He also serves on the Board of Directors for the American Farm Bureau Federation, with an appointment to the executive committee. He comes to Diatect International with lots of experience in agriculture growing alfalfa, barley, corn and pasture for the family dairy operation.

Robert E. Crouch joined the Board of Directors on October 18, 2002. He graduated in 1987, with a Bachelor of Science in Accounting, from Utah State University, in Logan, Utah. He lives in Pleasant View, Utah. He has extensive experience in corporate finance, accounting and as an administrative executive. He presently works for Wells Fargo Business Credit, Inc., as a collateral examiner where he conducts financial and operational audits on customers and potential borrowers. His career has encompassed the following; chief financial officer, controller, auditor, and bank examiner.

Vote Required

     Election of the proposed slate of nominees requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Special Meeting. Members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" all of the nominees. The board of directors unanimously recommends a vote "FOR" all of the nominees.


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PROPOSAL NO. 2 INCREASE AUTHORIZED CAPITAL

     The Company currently is authorized to issue up to 50,000,000 shares of its common stock. As of the Record Date, there are 43,111,535 shares issued and outstanding. The board of directors unanimously recommends the increase in authorized capital from 50,000,000 to 100,000,000 shares. This action is being recommended to allow the Company the ability to issue additional shares to settle outstanding debt, further capitalize the Company's operations and to allow for additional shares to be available for distribution to employees. Although the board has no present intention to do so, the board has authority, without action by or vote of the shareholders, to issue all or part of the authorized but unissued shares. Any issuance of additional shares of common stock will dilute the percentage ownership interest of the shareholders and may dilute the book value of the Company's shares.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. Shareholders have no preemptive rights to acquire additional shares of common stock or other securities. Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Vote Required

     The affirmative vote of the majority of the Company's issued and outstanding shares of common stock is required to approve the increase in authorized capital. The affirmative vote of such majority is assured in that members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" the increase in authorized capital. The board of directors unanimously recommends a vote "FOR" the increase in authorized capital.



PROPOSAL NO. 3  APPROVAL OF THE 2002 STOCK OPTION AND AWARD PLAN

General
-------
     On Oct 18, 2002, the board of directors of the Company approved the proposed terms of the 2002 Stock Option and Award Plan (the "Award Plan"). In order for certain of the Award Plan's provisions to be effective, it must be approved by the stockholders of the Company and is being submitted for such approval pursuant to this Information Statement. In the following paragraphs a summary of the terms of the Award Plan is provided. The following summary is qualified in its entirety by the provisions of the Award Plan, that is available from the Company upon written request.

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Award Plan Summary
------------------
     The board of directors of the Company believes that it is important that employees and other individuals who contribute to the success of the Company have a stake in the enterprise as shareholders. Consistent with this belief, the award of stock options has been and will continue to be an important element of the Company's compensation program.

     The Award Plan is intended to (a) attract competent directors, executive personnel, and other employees, (b) aid in the retention of the services of existing directors, executive personnel, and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to the advancement and betterment of the appropriate corporation by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

     The Award Plan is to be administered either by the board of directors or by a committee (the "Committee") to be appointed from time to time by such board of directors. Awards granted under the Award Plan may be incentive stock options ("ISOs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), appreciation rights, options which do not qualify as ISOs, or stock bonus awards which are awarded to employees, including officers and directors, who, in the opinion of the board or the Committee, have contributed, or are expected to contribute, materially to the success of the Company. In addition, at the discretion of the board of directors or the Committee, options or bonus stock may be granted to individuals who are not employees but contribute to the success of the Company.

     The exercise price of options granted under the Award Plan will be based on the fair market value of the underlying Common Stock at the time of grant and, in the case of ISOs may not be less than 100% of the fair market value of such capital stock on the date the option is granted ( 110% of the fair market value in the case of 10% stockholders). Options granted under the Award Plan shall expire no later than ten years after the date of grant (five years in the case of ISOs granted to 10% stockholders). The option price may be paid by cash or, at the discretion of the board of directors or Committee, by delivery of a promissory note or shares of Common Stock of the Company already owned by the optionee (valued at their fair market value at the date of exercise), or a combination thereof .

     All of the employees, officers, and directors of the Company are eligible to participate under the Award Plan. A maximum of 3,000,000 shares will be available for grant under the Award Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by the board of directors or the Committee, in their sole discretion: provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

     The aggregate number of shares with respect to which options or stock awards may be granted under the Award Plan. the number of shares covered by each outstanding option, and the purchase price per share, shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split. reverse stock split, or other subdivision or consolidation of shares.

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     The board of directors or the Committee may from time to time alter, amend, suspend. or discontinue the Award Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by the stockholders) shall (a) increase (except adjustment for an event of dilution) the maximum number of shares for which options or stock awards may be granted under the Award Plan either in the aggregate or to any eligible employee: (b) reduce (except adjustment for an event of dilution) the minimum option prices which may be established under the Award Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the Award Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the Award Plan.

Certain Tax Matters
-------------------
     For tax purposes, a participant to whom a non-qualified option is granted will not realize income at the time of the grant if the exercise price is equal to the then current market price. Upon exercise of the option, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The tax basis to the optionee for the stock acquired is the exercise price plus the amount recognized as income. The Company will be entitled to a deduction equal to the amount of the ordinary income realized by the optionee in the taxable year which includes the end of the optionee's taxable year in which he realizes the ordinary income. When shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and his or her tax basis in the stock.

     If a participant to whom an option is granted exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee. The optionee's basis for the delivered shares will carry over to the option shares received. With regard to the number of non-qualified option shares received which exceeds the number of shares delivered, the optionee will realize ordinary income at the time of exercise; the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

     Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years from the date of the grant of the ISOs or one year from the date of exercise (although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes). If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such time periods, the optionee will be required to recognize as ordinary income the amount by which the fair market value of the stock received at the time of exercise exceeds the exercise price of the ISOs.

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     Under the Award Plan, stock appreciation rights ("SARs") can be granted at the time an option is granted with respect to all or a portion of the shares subject to the related option. SARs can only be exercised to the extent the related option is exercisable and cannot be exercised for the six-month period following the date of grant, except in the event of death or disability of the optionee. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs thus maintaining a balance between outstanding options and SARs. SARs permit the holder to receive an amount (in cash, shares, or a combination of cash and shares, as determined by the board of directors at the time of grant) equal to the number of SARs exercised multiplied by the excess of the fair market value of the shares on the exercise date over the exercise price of the related options.

     Under the terms of the Award Plan, the board of directors or the Committee may also grant stock awards which may, at the discretion of the board of directors or Committee, be subject to forfeiture under certain conditions. Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (the board of directors or the Committee can require the payment of par value at the time of the grant). The appropriate corporation will realize a corresponding compensation deduction. The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.

On October 18, 2002, our board of directors approved grants of options to acquire our common stock at an exercise price of $.168 per share to our president, Jay Downs (option to purchase 1,250,000 shares) and vice-president, Dave Andrus (option to purchase 750,000 shares). These options vest only on the occurrence of performance benchmarks for gross annual sales as follows: one third of the options granted at vest when gross annual sales reach $5,000,000, one third vest when gross annual sales reach $10,000,000, and one third vest when gross annual sales reach $15,000,000.

Vote Required
-------------
     The affirmative vote of the majority of the Company's issued and outstanding shares of common stock is required to approve the Award Plan. The affirmative vote of such majority is assured in that members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" the Award Plan. The board of directors unanimously recommends a vote "FOR" the Award Plan.

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PROPOSAL NO. 4
RATIFY THE SELECTION OF WILLIAMS & WEBSTER AS INDEPENDENT AUDITORS

     The Board of Directors has selected Williams & Webster as independent auditors for the fiscal year ending December 31, 2002. To the knowledge of the Company, at no time has Williams & Webster had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants. It is not anticipated that representatives of Williams & Webster will be present at the Special Meeting.

Vote Required
-------------
     The affirmative vote of the majority of the Company's issued and outstanding shares of common stock is required to ratify the selection of Williams & Webster as independent auditors. The affirmative vote of such majority is assured in that members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" the ratification. The board of directors unanimously recommends a vote "FOR" the selection.






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                        EXECUTIVE COMPENSATION

The following tables set forth certain summary information concerning the compensation paid or accrued for each of our last three completed fiscal years to our chief executive officer and each of our other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 2001, the end of our last completed fiscal year):

                                                         Long Term
Compensation
                                                        ______________________
                     Annual Compensation               Awards       Payouts
                                            Other      Restricted
Name and                                    Annual      Stock     Options
LTIP     All other
Principal Position Year  Salary   Bonus($) Compensation Awards   /SARs
Payout  Compensation
__________________ ____  ______   ________ ____________ ______-  _______
______  ____________

Jay W. Downs       2001  $120,000  -0-       -0-         60,000   -0-      -0-
      -0-
C.E.O.(1)

George H Henderson 2001  $ 90,000  -0-       -0-         40,000   -0-      -0-
    50,000
C.E.O.(2)          2000  $ -0-     _0_       -0-         -0-      _0_      _0_
    19,000
                   1999  $ -0-     _0_       -0-         -0-      _0_      _0_
    14,400

David Andrus       2001  $ 90,000  -0-       -0-         40,000   -0-      -0-
      -0-
Vice President


(1) Jay Downs was appointed as President and C.E.O. in September 2001. On his appointment, he received a bonus of 750,000 shares of our restricted common stock valued at $0.08 per share.

(2) George Henderson resigned as President and C.E.O. in September 2001. Upon his resignation, he received a settlement and severance package consisting of $50,000 cash and 500,000 shares of our restricted common stock valued at $0.08 per share.

(3) Dave Andrus was appointed vice-president in September 2001. Pursuant to his employment agreement, he received a bonus of 500,000 shares of our restricted common stock valued at $0.08 per share.

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Employment Agreements
---------------------
Jay Downs signed an employment agreement effective January 2001 for a term of three years at an annual salary of $120,000 per year, with a signing bonus of 350,000 options for the purchase of our common stock at $0.10 per share. At the filing date of this report, all 350,000 options have been exercised. The agreement includes provisions for bonus pay based on 1% of gross sales receipts as determined on a quarterly basis. No bonuses have been authorized or paid to date.

David Andrus signed an employment agreement effective July 1, 2001 for a term of three years at an annual salary of $90,000 per year, with a signing bonus of 500,000 shares of our restricted common stock. The agreement includes provisions for a reasonable automobile allowance and bonuses based on a proposed employee bonus program.

On April 25, 2000, we executed a retainer agreement with John L. Runft to act as our legal counsel. Mr. Runft received a signing bonus of an option to acquire 500,000 shares of our common stock at $0.06 per share. The options were originally to vest over a three year period. At December 31, 2001, the vesting provisions were modified to permit immediate exercise of the remaining unvested options. At the filing date of this report, all the remaining options have been exercised.

George Henderson, our former president, resigned in September 2001. His employment agreement was terminated pursuant to a settlement of the balance of our obligations under the agreement. The settlement consisted of $50,000 cash and 500,000 shares of our restricted common stock, valued at $.08 per share, for additional compensation of $40,000.

Board Compensation
------------------
In May 2002, the board adopted a resolution to compensate board members at the rate of 1,000 shares of restricted common stock per month of service and a cash fee of $150 per meeting, effective as of January 1, 2002. At the date of this Information Statement, board members have each been issued 9,000 shares of restricted common stock for service through September 30, 2002. The board intends to issue the shares quarterly.

Effective July 12, 2002, the Company's board of directors elected to grant 458,370 stock options to former directors based upon their prior service to the Company. The options vest immediately upon issuance and expire on December 31, 2002.

Subsequent Event
----------------
On October 18, 2002, our board of directors approved grants of options to acquire our common stock at an exercise price of $.168 per share to our president, Jay Downs (option to purchase 1,250,000 shares) and vice-president, Dave Andrus (option to purchase 750,000 shares). These options vest only on the occurrence of performance benchmarks for gross annual sales as follows: one third of the options granted at vest when gross annual sales reach $5,000,000, one third vest when gross annual sales reach $10,000,000, and one third vest when gross annual sales reach $15,000,000.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of October 15, 2002, the name and address and the number of shares of our Common Stock, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 43,111,535 issued and outstanding shares, and the name and share holdings of all officers and directors as a group.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------
Title of     Name and Address of           Amount and Nature of     Percent
Class         Beneficial Owner             Beneficial Ownership     of Class
--------     -------------------           --------------------     --------
None


Security Ownership of Officers and Directors
--------------------------------------------
Title of     Name and Position of          Amount and Nature of     Percent
Class        Officer and Director          Beneficial Ownership     of Class
--------     --------------------          --------------------     --------
Common       Jay W. Downs                       2,144,389             4.97
             Director/President
             Chairman of the Board

Common       John L. Runft, Director/Secretary  1,748,410             4.05

Common       David Andrus, Director               583,000             1.35
                Vice-president

Common       M. Stewart Hyndman, Director         250,800              .58
Common       John H. Zenger, Director               6,000              -
Common       Michael P. McQuade, Director         538,334             1.24

Common       Frank S. Priestley, Director               -              -
Common       Robert E. Crouch, Director         1,142,154             2.65
Common       Margie A. Humphries, Secretary        62,500              .01
                                              ----------------
All Officers/Directors as a Group (9 persons)   6,475,587            15.02
                                              ================        ======

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management
----------------------------
Except as indicated below, and for the periods indicted, there were no material transactions, or series of similar transactions, since the beginning of our last fiscal year, or any currently proposed transactions, or series of similar transactions, to which we are a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

We have notes payable to nine shareholders totaling $1,858,638 as of September 30, 2002.

Our main legal counsel serves as a director. Legal services performed by this director totaled $45,226 and $42,640 for the years ended December 31, 2001 and 2000, respectively. Legal services performed by this office in the nine months ended September 30, 2002 totaled $14,452, which amount is included in accounts payable-related party at September 30, 2002.

Our former president performed consulting services for us during the first quarter of 2000. Consulting services preformed by this former officer totaled $20,560 for the year ending December 31, 2000.

We have employment contracts to pay our president and vice-president of operations annual compensation in the amounts of $120,000 and $90,000 respectively. During January 2001, our president received as a signing bonus an option to acquire 350,000 shares of common stock at an exercise price of $0.10 per share. Upon his appointment to the position of C.E.O., he received a bonus of 750,000 shares of our restricted common stock, valued at $0.08 per share, for additional compensation of $60,000. Our vice-president also received a signing bonus on his employment agreement of 500,000 shares of our restricted common stock, valued at $0.08 per share, for additional compensation of $40,000. On October 18, 2002, our board of directors approved grants of options to acquire our common stock at an exercise price of $.168 per share to our president 1,250,000 shares and vice-president 750,000 shares. These options vest only on the occurrence of performance benchmarks of gross annual sales as follows: one third of the options granted will vest when gross annual sales reach $5,000,000, one third vest when gross annual sales reach $10,000,000, and one third vest when gross annual sales reach $15,000,000.

Our president contributed office furniture and equipment valued at $30,320 in exchange for a non-interest bearing convertible note payable. The note was subsequently converted to 86,629 shares of our common stock valued at $0.35 per share.

Certain Business Relationships
------------------------------
Except as indicated, and for the periods indicated, there were no material relationships regarding officers or directors that exist, or have existed during our last fiscal year.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Williams & Webster have been the independent certified public accountants who have examined the Company's financial statements for the fiscal year ended December 31, 2000. The Company's Board of Directors does not anticipate that a representative of Williams & Webster will be present at the Meeting.

                          SHAREHOLDER PROPOSALS

     No proposals have been submitted by shareholders of the Company for consideration at the Special Meeting. It is anticipated that the next annual meeting of shareholders will be held during May 2003. Shareholders may present proposals for inclusion in the Information Statement to be mailed in connection with the next annual meeting of shareholders of the Company, provided such proposals are received by the Company no later than 90 days prior to such meeting, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.


                            LEGAL MATTERS

Sloan, Listrom, Eisenbarth, Sloan & Glassman, LLC
-------------------------------------------------
In November 1999, our former legal counsel was awarded a default judgment against us in the amount of $42,166 plus post-judgment interest. During fiscal 2001, we reclassified this amount to a settlement payable in the amount of $40,166, which settlement remains outstanding and unpaid.

Ogilvy, Adams & Rinehart
------------------------
Ogilvy, Adams & Rinehart (Ogilvy) obtained a judgment against us on November 1, 1995 in the sum of $24,346. The entire judgment amount plus attorney's fees and interest thereon is approximately $36,000. During fiscal 2001, we reclassified this amount to a settlement payable, which settlement remains outstanding and unpaid. Since mid-1996, there has been no communication with the plaintiff or its attorneys, nor has the plaintiff made any attempt to satisfy or settle this case.

L. Craig Hunt
-------------
L. Craig Hunt obtained a judgment against us on February 1, 1999 in the sum of $61,543. During fiscal 2001, we reclassified this amount to a settlement payable, which settlement remains outstanding and unpaid. To date, plaintiffs have made no attempt to collect on this judgment.

Mid-America Venture Capital Fund, Inc.
--------------------------------------
Mid-America Venture Capital Funds, Inc. brought action on July 23, 1997 against the Company for failure to pay loans on two promissory notes totaling $35,000. Judgment was awarded on August 4, 1997 for a total of $39,336, including principal, interest, attorney's fees and costs. This amount was paid in full during the period ended September 30, 2002.

George Brink
------------
During December 2000, George Brink was awarded a default judgment against us in the total amount of $44,648, including interest and legal fees, for the balance due on a promissory note. During fiscal 2001, we reclassified this amount to a settlement payable, which settlement remains outstanding and unpaid. To date, plaintiffs have made no attempt to collect on this judgment.

Terrance Dunne
--------------
Terrance Dunne, a former auditor, initiated action against us for payment of unpaid fees. In response to the allegations, we have countersued for reimbursement of fees paid for work not performed. The outcome of this action is uncertain.

Iver J. Longeteig
-----------------
Mr. Longeteig has pursued a claim outside of the White Mountain Group Contract escrowed with Alliance Title and filed a complaint on an outstanding note for $23,887. In compromise of the claim for forbearance, the Company did not answer the complaint and a default was entered. Mr. Longeteig has agreed to forebear obtaining a default judgment as long as the Company continues to make payments on the outstanding balance. At the current time Mr. Longeteig has been paid $14,488 on this claim.

We are not aware of any other threatened litigation against us or our subsidiaries.

                                 Form 10-KSB

We will mail without charge, upon written request, a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2001, including the financial statements, schedules and list of exhibits. Requests should be sent to Diatect International Corporation 875 South Industrial Parkway, Heber City, Utah 84032, Attn.: Margie Humphries.


                                 OTHER MATTERS

     Management does not know of any business other than referred to in the Notice which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

                                Diatect International Corporation
                                By order of the Board of Directors


                                /S/ Jay W. Downs, President

Heber City, Utah
October 24, 2002